Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-23671 on Form S-8 of Continental Materials Corporation of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of Continental Materials Corporation Employees Profit Sharing Retirement Plan for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 28, 2010